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                                                                   EXHIBIT 10.66

                 ENDORSEMENT NO. 3, DATED DECEMBER 22, 1997,
                           TO REVOLVING CREDIT NOTE
                 -------------------------------------------

      Dated as of December 1, 1996, from MEDALLION FINANCIAL CORP. payable to FLEET BANK, N.A. by Endorsement No. 1 thereto dated February 10, 1997 and as further amended by Endorsement No. 2 thereto dated April 7, 1997 (as so amended, the "Note"), to which this Endorsement Number 3 is attached, hereby agree as follows:

     1.   The Note is hereby amended as follows:

          (a) For the period commencing December 22, 1997, all references in the Note to the amount "$7,500,000 " or "SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000)" shall be amended to read "$25,000,000" or "TWENTY FIVE MILLION DOLLARS ($25,000,000)"; provided, however, that on April 22, 1998 and at all times thereafter, all references in the Note to the amount "25,000,000" or "TWENTY FIVE MILLION DOLLARS ($25,000,000)" shall be amended to read "SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS" or "($7,500,000)".

          (b) The rate of interest for a Eurodollar Loan (as defined in the Note) shall be amended such that the phrase "a fixed rate of 1.30% plus the Eurodollar Rate" shall be replaced with the phrase "a fixed rate of 1.10% plus the Eurodollar Rate".

          (c) Paragraph 11 is amended by adding a new subparagraph (e) as follows:

          (e) acquire, by purchase or otherwise, the business or assets of, or stock of, another business entity (each an "Acquisition") if the acquisition price, inclusive of (i) any indebtedness incurred in connection therewith, (ii) the assumption of any indebtedness, and (iii) any deferred purchase price on account thereof, exceeds $1,000,000 with respect to any individual Acquisition or $1,000,000 with respect to all such Acquisitions in the aggregate.

     2. To the extent that on April 22, 1998 the outstanding principal balance of this Note exceeds $7,500,000, the Borrower shall immediately pay to the Bank the amount of such
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excess, which payment shall be applied against the outstanding principal balance of this Note.

     Except as expressly amended by this Endorsement Number 3, all the terms and conditions of the Note to which this Endorsement Number 3 is attached shall continue in full force and effect.

     This Endorsement Number 3 shall be effective December 22, 1997.


                         MEDALLION FINANCIAL CORPORATION


                         By: /s/ Daniel F. Baker
                             ---------------------------
                         Name: Daniel F. Baker
                         Title: Treasurer and Chief
                                 Financial Officer


                         FLEET BANK, N.A.


                         By: /s/ Andrea Lee
                             ---------------------------
                         Name: Andrea Lee
                         Title: Vice President

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